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Exhibit 10.1

Trusteeship Administration Contract

Owner of Hotel:	Dongjin Taoyuan filiale, Shaanxi New Taohuayuan Tourism Trading Ltd
Administration Company:	Shaanxi New Taohuayuan Culture Tourism Co., Ltd

Subscription Date: 15th January, 2004

Trusteeship Administration Contract

Items

Item 1. Definition
Item 2. Responsibilities of Administration Company
2.1 Services of Administration Company
2.2 Trade Name, Brand Name, Service Title and Service Mark
2.3 Advertisement
2.4 Assistance on hotel management
2.5 Management
Item 3. Responsibilities of Hotel Owner
3.1 Increase or replace furniture, equipment and facilities
3.2 Maintenance of building structure—Modification and expansion
3.3 Tax responsibility of Hotel owner
Item 4. Insurance
Item 5. Financial item
5.1 Bank account
5.2 Receivable basic managerial expense of Administration Company
5.3 Management expense of encouragement
Item 6. Time limit of Contract
Item 7. Common time limit
7.1 Ownership of Hotel estate
7.2 Ending of responsibilities—irresistible affairs
7.3 Ending of contract
7.4 Inherit and Transfer
7.5 Law application and solutions for dispute
7.6 Relationship of two parties
Item 8. Others
8.1 Integrated contract
8.2 Announcement
8.3 Registration and other procedures

The two parties of the Contract:

1.
Dongjin Taoyuan filiale, Shaanxi New Taohuayuan Tourism Trading Ltd ("Owner of the Hotel"), is a legal enterprise, which was set up under Act of People's Republic of China. The legal address is No. 1, Shanji Road, Modern agriculture integrated development area, Xi'an, China. The development area occupies around 400.76 acre. It boasts itself as a great-scale, high-efficient and elaborate base of high-tech agriculture planting and a tourism place, with various modern facilities equipped. The company characterizes the cuisine culture of Yellow River. The company business involves restaurant, casual entertainment, tourism and agricultural cultivation.

2.
Shaanxi New Taohuayuan Culture Tourism Co., Ltd ("Administration company"), was registered under Chinese Law. The legal address is No. 1, Dongfeng Road, Weiyang Tourism development Area, Xi'an, Shaanxi Province, China. The company characterizes Yellow River and folk-custom culture and involves restaurants, hotels, and tourism service businesses.

        In order to improve the management and economic benefit of restaurants business of Shaanxi Wenhao zaliang shifu Ltd, and utilize the advantages on restaurants management of Shaanxi New Taohuayuan Culture Tourism Co., Ltd, which includes the managerial HR, professional technician, the distribution of main material purchase and employee training. two parties negotiated sparingly, regarding the transaction of the owner of restaurant entrusting Administration company to manage the hotel, both parties make an agreement as follow:

Item 1. Definition

        Being affirmed by both sides, the words, which are used in the Contract and related or additive document, possess the following definition.

        1.1    Hotel:    be defined as the position of the building, which includes furniture, facilities and business equipment. The particular items are list on latter part. Hotel is also defined as the business operation there under the contract.

        1.2    Construction:    be building and facilities which belong to the land estate naturally or designedly, and all facilities equipped for the constructions. Such as heating system, air-condition system, water pipe facilities and electronic appliance, indoor and outdoor symbols, elevators, etc.

        1.3    Furniture, Facilities and Equipment (F.F.E):    be defined as all furniture, facilities, equipment, office installment, decorators (fixed or movable items including carpet and wall decoration), kitchen room, bar, laundry facilities, telephone facilities, bathroom facilities, material delivery equipment, truck and other hotel equipment and materials (the fixed capital item that has one year usage above, and unit value over 800 RMB).

        1.4    Operation equipment (O.E):    be defined as the small items in hotel operation. Such as silver ware, bed sheet, tablecloth, crockery, small kitchen facilities and uniform. The items are easy-consuming items that have less than one-year usage, unit value less than 800 RMB. The specific classification standard refers to united accounting system of the hotel.

        1.5    Accounting year:    be defined that start from 1st January to 31st December, the first accounting year should start from the first day of business to 31st December of the same year.

        1.6    Gross income:    is defined as the result of operation income subtracts business tax. Any direct or non-direct income happened during hotel operation, including gross sales of suite, food and beverage sales, service sales, using income and leasing income by other hotels' operation. It either includes the operation or leasing income of shopping mall, external investment of the owner, fixed assets income, deposit interest, compensating income, the tips on customer's receipt and the balance in case of foreign currency account instead RMB.

        1.7    Gross operation profit (GOP):    is explained as the margin of gross income and hotel operation expense during an accounting year (or part of an accounting year).

        1.8    Operation expense:    is depend on the united regulation, including the following items:

          (A)  The payable items or tax items that come from salaries, expenditures, other regular or temporal, and other money distributed to hotel operation employees, which include welfare and food expense for any employees and general manager, other welfare of living, transportations, employees' food, etc.

          (B)  The cost of consuming food and beverage and commonly cost related to revenue.

          (C)  Based on local practice, the actual bad debt that confirmed by the directorate.

          (D)  The expense of employment of accountants and lawyers if required by hotel operation.

          (E)  The basic administrative expense for Administration Company as what item 5.1 appoints.

          (F)  Expenditure of every business facilities required and it's purchasing and replacing.

          (G)  Expenditure of advertisement, business expansion and public relationship.

          (H)  The quotient that hotel should be charged, being in the advertisement, business expansion expenditure provided by administration company as item 2.3.3 appointed.

          (I)   The expenditures of heating, water, electricity, coal gas, telephone and any other kind of public facilities, happened for hotel consuming.

          (J)   The commission, expense, expenditure and booking expense to sales agent and credit card Company.

          (K)  The repair, maintenance and replacement expense for managing normal hotel operation, except the expense of item 3.1 and 3.2 that belongs to the responsibilities of the owner.

          (L)  Operation expense commonly caused by hotel or Administration Company.

        1.9    Irresistible affairs:    the following constitutes irresistible affairs

          (A)  War, invade, rebel, revolution, insurrection and domestic war.

          (B)  The government measure, status and order made by government being a governor.

          (C)  The accident caused by earthquake or any natural power and other uncertain or irresistible reason.

          (D)  Labor dissension.

          (E)  The affairs that being under considerate control but seriously influence the ability of hotel operation.

Item 2. The responsibilities of Administration Company

        2.1    Service of Administration Company

        Under the period of validation, Administration Company should comply with the Law of People's Republic of China, and achieve all missions under the scope of hotel management and market expansion representing owner of the hotel. Administration Company should endeavor to manage the hotel effectively and efficiently.

        2.2    Trade Name, Brand Name, Service Title and Service Mark

        Based on procedure of Chinese law, the name of the hotel is "Wenhao zaliang shifu"

        Within the period of validation, the administration company allows the owner of hotel doing publication activities, related hotel business and the use of Trade Name, Brand Name, Service Title and Service Mark of Taohuayuan.

        2.3    Advertisement

          2.3.1    Group advertisement, expansion and public relation

          Administration Company prepares every publication, advertisement, public relation and endeavor to promote the hotel by performance and activities.

          2.3.2    The hotel of the Administration Company would recommend the hotel to customers of the hotel owner. Similarly, the hotel should recommend the other hotels of Administration Company to customers.

          2.3.3    Apportion of group advertisement and operation expansion

          The hotel shall be responsible for the same benefit together with Administration Company, and implement the advertisement and operation expansion activities mentioned in the section.

        2.4    Assistance in hotel management

        Administration Company will assistant hotel on operation expansion in order to fulfill the operation expansion policy that Administration Company pushes. The place of expansion activity should be proper market that local market and other administrative company consent

        Administration Company will make operational expansion plan annually, and the plan will be went through by owner of the hotel. In addition, Administration Company will provide necessary assistance and direction, especially in following aspects:

  •
  To confirm the business policy of the hotel occupancy

  •
  To make goals as concerned of occupancy, revenue, and targeted customers, etc.

  •
  To set price and issue the price of hotel operation (Restaurants, Bars and conference facilities, etc.)

  •
  To ascertain special business condition

  •
  To set up sales on credit

  •
  To establish different operating method and procedures toward various customers.

  •
  To analyze business performance and permanent controlling system

        Administration Company will make certain promotion and business expansion on hotel management, which includes:

  •
  To set up the promotion and business expansion policy of the hotel

  •
  To prepare advertising document and booklet, according to the standard sample provided by Administration Company

  •
  To distribute the documents to hotel of the Group, substitution office of Administration Company.

        Administration Company will send person to assist during business expansion activities in special district.

        The hotel needs to participate the business exhibit and exhibitions that Administration Company participates. The hotel bears direct participating expense. Administration Company needs to make a budget and acquire the agreement of the owner before this plan.

        2.5    Management

          2.5.1    Daily operation management

          Administration Company will achieve relevant and necessary management service representing owner of the hotel, which including:

            (A)  Common hotel organization

            (B)  Human Resource management.    According to Chinese related law, Administration Company as the agent of the owner owns the right of decision on every employee choosing, training, assigning, redeploying or dismissal. In terms of usual business method, Administration Company offers employee training chronically. Administration Company shall assign the general manager, who takes fully charge of operation and management of the hotel.

            (C)  According to setting up salaries and other welfares of hotel employees, Administration Company is entitled to distribute service fee and regular extra subvention to employees, representing the owner of hotel.

            (D)  Setting up all items, charges and prices, and revenues in any kind during supervision and control of hotel business, or any types of service charge and receipt, etc. Any person without the permission from Administration Company, can not acquire the discount price or free accommodation and service, excepting the person mentioned in (B), which include the press or other public news agent, or travel agent and others, who are appointed by Administration Company in accordance with the common situation of the industry.

            (E)  Set down the place and shop position for business usage, ensuring relative shops operating their business without influencing the honored standard of hotel.

            (F)  Make purchasing policy of the following: commodities, supplies, and materials; Ensure the necessary stock-in-trade to maintain the normal business operation; Choose the supplier to ensure the most favorable condition under negotiated supply agreement.

            (G)  Constitute the credit policy and set up credit organization for supplier and hotel customers, consulting with credit card issuer.

            (H)  According to the business that Administration Company considers as necessary or adequate, Administration Company can take any action on lawsuit and other law action.

            (I)   Except the owner of hotel has the responsibilities on maintenance, Administration Company should maintain well condition of the hotel pursuant to managerial standard, including repairing and maintenance. Every relative expense will be taken as the operating expense of the hotel. If the expense exceed 200,000 RMB, it should be submitted to owner of the hotel and apply for approval. If the property needs to change or amend in a great degree, and require retaining experts for consulting, based upon both sides agree, the owner of the hotel should undertake the retaining expense.

            (J)   Bargain and sign agreement and preparing law document relating to relative normal business of the hotel.

            (K)  Financial and Accounting management, consulting the following items.

          2.5.2    Accounting

          Administration Company should represent the benefits of owner pursuant to Chinese law, and should fully record the accounting transaction relating to hotel operation. Such accounting record should follow the united rules. But when necessary, the owner or the representation is entitled to observe or audit entire account book. However, the above action shall possibly avoid obstructing business of the hotel. In any case, before the agreement expired, the full record shall provide to owner of the hotel. Accounting record should be written by Chinese, regulation of under Chinese accountant system.

          2.5.3    Perennial plan

            (A)  At least 30 days before the beginning of next fiscal year, Administration Company shall provide the perennial plan for next year to the owner, in which include room occupancy and predicted income statement, operating expansion policy of hotel and the following budget:

              Repair and maintenance

              The cost of hotel renewing, rebuilding, reconstructing, adding and renewing for next fiscal year.

              All employees of every department of hotel, including salaries, wages, rewards and extra subvention.

            When owner of hotel receives perennial plans, the owner shall discuss over it and table a proposal until both sides fully agree. If the owner does not make a specific disagree letter on perennial plan to Administration Company, it shall be seen as the owner has agreed.

            (B)  When Administration Company implement the responsibilities claimed in the agreement during every fiscal year, Administration Company must endeavor to follow the plan. Except accidents or special condition, such as law revise or uncontrolled situation happens, Administration Company shall not over departure from the perennial plan. Any significant expense related to perennial plan or the change of operating method happens, the owner of the hotel cannot refuse to approve. Administration Company does not make any assurance, guarantee and declare. All calculation within the plan could only be reasonable prediction.

          2.5.4    Financial Report

          Within the fiscal year, the management company shall present the owner one Income Statement signed by the General Manager (GM) or Chief Financial Officer (CFO) within 12 days after each month, listing the operation income of the latest month and also a Balance Sheet as well.

          By the end of March of every year, the management company shall present the owner the Balance Sheet and Income Statement for the fiscal year ended at December 31. The Financial Statement would not deem as being approved until the owner provides no opposed comments in written forms.

          2.5.5    Group's Services and Benefit

          The owner shall pay the management company repair and maintenance fee for the estate, improvement fee in the business of operating assistance and management. These fees are recognized as operating expenses. The above work includes not only those carried by the hotel employees but also those handled by the management company to provide technical assistance on structure, installation, equipments, the change, amendment of the decoration, improvement and reconstruction. In addition, the expenses of providing services by the management professionals include salaries, allowance, traveling expenses and accommodating expenses.

Item 3. Responsibility of the Owner

        3.1    Augment and replacement of the furniture, equipments and installations.

        The furniture, equipments and installations required augment and replacement shall be included in the fixed assets, and handled by the owner. They are not consumable or raw materials of the fixed assets, and therefore they should not be listed in the operating expenses.

        3.2    Structure Construction—Amendment and Improvement

        Within the time limit, hotel owner shall take measure or job that maintain the standard of hotel or satisfy effective law or regulation. The hotel manager shall undertake the relative charges. Administration Company shall submit the job sheet to hotel owner for consideration and approval. The hotel owner should implement the job within the reasonable time. If hotel manager consider it unnecessary, it shall be informed to Administration Company within reasonable time. Under this situation, both side shall discuss and negotiate to meet an agreement. All the job shall possibly not influence operation of the hotel. The schedule table and implement table shall submit to Administration Company for approval.

        The hotel owner also should carry out and pay for part of structure requirement damage once the occurrence the damage, as this hotel in repair finishing behind should have the standard of un-damage or damage. The repair plan and schedule should submit to administration company for approval. If the hotel is all in an accident or the part of damage, and this has already in the insurance itemed record to rule 7. As after affairs taking place the hotel owner of 90 days not yet to fact of that occurrence need to be set up or the structure repairs, the management company contain power by oneself carry out that work, and keep connecting toward insurance company to take back the amount of money needed.

        In addition, Furthermore, in the contract term, if the hotel owner undertake other hotels for rebuilding or reconstructing, all of its should include the hotel, with in response to this contract concerning item conducted by the management company and manage

        3.3    The tax administration of the hotel owner

        Within this contract inside, the hotel owner will pay tax according to the PRC tax law and the relevant provision.

        As the hotel owner while specifying to expect inside the unpaid it the tax item that should be responsible for paying, the management company will have the power to give the hotel owner notify for 30 days after is paid that amount of money in the name of the hotel owner by the hotel, that etc. is paid by the hotel of amount of money should from cope with to deduct to the bank account of the hotel owner.

Rule 4. Insurance

        4.1    Insurance items

        In the term of this contract, the managing company should use the name of owner, to the insurance company to insure contiguously as follows, and to clear hotel owner that is insurant, managing company is additional coinsure.

          (A)  Property Insurance that is according to the amount of money 100% of the examine report by accountant to insure (including basic insurance, thieves and burglars insurance, glass broken insurance, and property revaluation insurance)

          (B)  Machine damage Insurance…that is according to the amount of money 100% of the examine report by accountant to insure (including computer insurance)

          (C)  Public responsibility Insurance…according to domestic law to insure.

          (D)  the profit or loss of property case to insure.

          (E)  The profits or loss of the machine damage insurance.

          (F)  Labor insurance…the employer is relevant to its employee of liability insurance.

          (G)  Car Insurance (Include the carriage insurance and third party insurance).

          (H)  Other industries usual practice in the hotel and should throw it and should protect the project.

        Above project insurance, should insure in the insurance company of Chinese people's insurance company or Chinese government approval, its insurance expenses is included in the business expenditure.

        4.2    At the 15 days before starting practice, managing the company should carry out the above insurance project procedure, and submit to hotel industries the relevant data.

        4.3    Within the scope of above insurance, the owner and managing company agree on all indemnity and should dun for toward insurance company each other, gaining the insurance indemnity to is used for repair accident to lose, if the indemnity of insurance company do not enough to pay for loss, and the reason of loss do not done by any other reasons, the owner will agree to pay the shortage money.

Rule 5. Financial items

        5.1    Bank account

        When the hotel owner demand, managing company must provide the hotel owner according to the rule to hold the bank account and the account situation immediately, due to this contract expired, the all amount of moneys of the every relevant hotel owner, button up in addition to managing the amount of money that the company presses this contracts provision to deserve, must transfer to the hotel owner.

        Managing company will instead of hotel owner to negotiate to make selection at both of parties for main bank account.

        The above-mentioned bank account is in the contract term of validity contracted by Hotel Company, check and other withdrawn document will by two administrative personnel with confidential "hotel"(one among those persons are pointed by the owner) and to approve to sign the rear together and then cover chapter.

        5.2    Managing company should accept the basic managing fee

        Since the effective contract, the hotel owner should pay the basic managing fee 3,500,000 RMB Yuan yearly. Managing fee should pay seasonal, and settle the account yearly.

        5.3    Praise managing fee

        Since the effective contract, unless rule 5.2 establishing the basic managing fee, managing company can following the method to account the praise managing fee. When the revenue of managing company completes the yearly managing plan, managing company can withdraw 15% that exceeds the part to make. The hotel owner pay after settle the account.

Rule 6. Contract expiration

        The term of validity of this contract will be become effective the word by the contract for 5 years. If managing company to reach to expect the result within five years, after the hotel owner approval, can be continued by the managing company to conduct.

Rule 7. General provisions

        7.1    Hotel property right

        The hotel owner has full power in the hotel and other parts, or its lease business, and unless both of parties have already agree in this contract, it will not have industry mortgage, and set the legal right or other burdens, and provide the evidence of the industry ownership fives to managing company.

        In addition, With this contract expiration, the hotel owner approval as follow:

          (A)  Keep it to own or lease to the hotel full power or basic rights of the industry form.

          (B)  Don't participate to the managing company normally legal conducts any stipulation action that the hotel has the influence.

          (C)  Carry on the law or other laws its necessity the action to protect above-mentioned etc.

          (D)  Pays and returns any with the hotel related rent, the special permission fee and/or the account payable, or the relative interest, and when or before acquit all due mortgage and the burden pays all related principle and interest by stages.

          (E)  Pays all the real estate tax and the evaluation tax which can keep by hotel in management period.

        If the hotel owner can't pay this kind of rent, taxes or other burden, or above mortgage and the burden not been able to pay, all paid payment by hotel owner should deduct from hotel owner's account.

        7.2    The responsibility terminates—the force majored

        If because of the force majored situation occurred and makes both sides not to be able to carry out essential execution responsibility according to this provision of contract, regarding this both sides may exempt its fault, generally has not respond to.

        7.3    Ceasing of contract

          (1)   If any side breaks a contract and cannot carry out the responsibility of the this contract, and not to be able to carry out the responsibility after the other side send the written request to attach registered letter of the receipt latter 30 days, (If the breach of contract cannot complete in 30 days, if the side breach the contract has to carry on make up for this breach of contract, then may suitably lengthen the deadline.) the other side has its right, but won't affect other rights and compensation, sends out with written attaches the receipt registered letter to terminate this contract, but does not have to inform extra or compensate.

        If any side of the contract doesn't stand to the exercises of right of use to the breach of contract, cannot be esteemed gives up the right stand to action if subsequence the other side has any event about breach the contract.

        The following situation will be esteemed breach the contract:

          (A)  The hotel owner has not been able to execute according to this contract or the source of wealth responsibility assigned by other contracts negotiate by the management company and the hotel owner.

          (B)  The management company can't execute the responsibility with good service which stipulate by the company, or can't execute, maintain, observe the contract.

          (C)  If occurred the following situation, any side also may attach the receipt with the registered letter notify in written to terminate this contract.

        When the hotel was broke seriously and wrecked but the hotel owner according to the 3.2nd provision decided does not carry on repair and re-build the hotel, all managements come to an end the indemnity fund of loss of insurance should be assigned fairly according to all quarters benefit ratio by the hotel owner and the management company.

        When the hotel incapably reimburses the item of debt, break-up, the court, liquidation, detained the weal receive or the inventory calculates.

        7.4    Inheritance and the transfer

        If no hotel owner's written agreement in anticipation (This agreement cannot be delay reasonably), the management company should has no right to transfer and avert to any third party the responsibility under the contract

        This provision cannot prevent the hotel owner and the management company averts the responsibility under the contract to the subsidiary company or subordinate company, which the bilateral group has the same benefit.

        Before approving by managing company, the hotel owner can't transfer or sell this contract to any third parties, and such allow shouldn't procrastinate unreasonably, while the requirement of managing company, the hotel owner should submit a capital holder, partner, sole of holding company's name and address to the managing company.

        The hotel owner and managing company the hotel owner and the management company, which its assignee and accept of assignee can use the same rights of the contract.

        7.5    The solve of appropriately law and dispute

          (1)   The solve of the establishment, effect, explain implement and dispute of this contract which are protected by PRC law.

          (2)   Any of carrying out originally the contract to take place of or have something to do with this contract of all dispute, the both parties should solve through the amity consultation, if the consultation can't solve, should hand over the arbitrate in the local court verdict.

          (3)   In arbitrating process, in addition to both parties having the controversy to arbitrate under way of part, this contract should continue to implement.

        7.6    Relationship

        Hotel owner authorizes Administration Company as its agent who is all-powerful represented by hotel owner to conduct according to this contract and take charge of hotel administration and management.

        Hotel owner admits this contract is a management service contract. Except this contract has another regulation, hotel owner may not cancel this by itself.

        This contract doesn't mean that hotel owner and Administration Company have any joint venture or partner relationship. Administration Company doesn't own any debt that is because of executing following hotel operation duty or hotel owner in its debt, duty and the other debt.

        This contract does not accredit Administration Company to affix any promissory note, letter of undertaking, loan contract or other debt file, or represent hotel owner or hotel to borrow any money for part of operating expenses. Especial assert and agree again that administration company has no power to acquire other private wealth by hotel's whole or part section or any account or hotel or hotel management to be engagement, trust and others, etc. (Except the contract that is annotated admitted rent by this contract.) Both agree that abstracting by this agreement administration company will have full powers to take charge of and decision-making power in administration a hotel, management and execute task. Administration company will have duty for hotel owner as good and profession attitude and loyal and assiduous to execute its duty, and will utmost fulfill this contract's duty.

        In the validity term of the contract, administration company agrees to hotel owner that formally accredits officer, accountant, agent and law appointed person that have right to come into hotel anywhere in reasonable time to inspect and investigate. However mentioned action above should be as far as possible to avoid hampering hotel's management.

The 8th sundries

        8.1    Whole contract

        This contract includes understanding of contract stipulation, contract and every sort that both sides agree relating to hotel management. If one wants to amend this contract, it begins effective that need by both sides' contract date is in the same day or after this by marking date and by both sides' signing file and be approved by examine and approve agency.

        8.2    Notification

        Dominium notification which either sends to the other must send by an expert in person and be signed by the other or sent to the hotel owner and management company's address with acknowledgment in registered form or to another address which is appointed by both according to this notification.

        8.3    Register and other procedure

        Hotel owner should transact this contract or all afterward step for altering contract necessary ratify, register and execute in demand to ensure this contract can practice in effect under applied law. Hotel owner will bear all procedure expense.

        8.4    Appointed person specification

        Administration company appointed person specification listed as contract accessories form, and administration company can adjust to this specification according to practical management situation, but is must before changing appointed person, and to serve a notice in writing to hotel company, and detailed mention changing cause and possibility from it that affects daily administration in the hotel company, and administration corporate reply scheme and plan. If there is possible to cause significant affection, they should negotiate with Hotel Company that corresponding adjust administrative fee proceed.

(This page is for document subscription)

Owner of hotel:	Dongjin Taoyuan filiale, Shaanxi New Taohuayuan Tourism Trading Ltd
Authorized representative:	Wang qiang (Signiture)
Administration Company:	Shaanxi New Taohuayuan Culture Tourism Co., Ltd (Sealed)
Authorized representative:	Wang yanru (Signiture)
Date:
Place:	Xi'an, China

[Original Chinese text as translated on previous page]

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